UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

Zscaler, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38413	26-1173892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Holger Way

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 553-0288

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On June 25, 2020, Zscaler, Inc. (“Zscaler” or the “Company”) issued an aggregate of $1.15 billion principal amount of its 0.125% Convertible Senior Notes due 2025 (the “Notes”) pursuant to an Indenture, dated June 25, 2020 (the “Indenture”), between Zscaler and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest from June 25, 2020 at a rate of 0.125% per annum payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021. The Notes will mature on July 1, 2025, unless earlier converted, redeemed or repurchased.

The net proceeds from this offering are expected to be approximately $1,130.5 million, after deducting the Initial Purchasers’ (as defined below) discounts and commissions and estimated offering expenses payable by Zscaler. Zscaler used approximately $145.2 million of the net proceeds from this offering to pay the cost of the capped call transactions described below. Zscaler intends to use the remainder of the proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding April 1, 2025, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on October 31, 2020 (and only during such fiscal quarter), if the last reported sale price of Zscaler’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Zscaler’s common stock and the conversion rate for the Notes on each such trading day; (3) if Zscaler calls any or all of the Notes for redemption, the Notes called for redemption (or, at Zscaler’s election, all Notes) may be submitted for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date as set forth in the related redemption notice; or (4) upon the occurrence of specified corporate events.

On or after April 1, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Zscaler will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Zscaler’s common stock or a combination of cash and shares of Zscaler’s common stock, at Zscaler’s election.

The conversion rate for the Notes is initially 6.6315 shares of Zscaler’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $150.80 per share of Zscaler’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following Zscaler’s issuance of a notice of redemption, Zscaler will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called for redemption during the related redemption period in certain circumstances.

Zscaler may not redeem the Notes prior to July 5, 2023. On or after July 5, 2023 and prior to the 21st scheduled trading day immediately preceding the maturity date, Zscaler may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of Zscaler’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Zscaler provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes. If Zscaler redeems less than all the outstanding Notes, and only Notes called for redemption may be converted in connection with such partial redemption, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to such partial redemption as of the relevant redemption notice date.

If Zscaler undergoes a fundamental change (as defined in the Indenture) at any time prior to the maturity date, holders will have the right, at their option, to require Zscaler to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Zscaler defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) Zscaler defaults in the payment of principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Zscaler to comply with Zscaler’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days; (4) failure by Zscaler to give a fundamental change notice when due, and such failure continues for five business days, or to give notice of a specified corporate transaction when due, and such failure continues for two business days; (5) failure by Zscaler to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Zscaler’s assets; (6) failure by Zscaler for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received to comply with any of Zscaler’s other agreements contained in the Notes or Indenture; (7) Zscaler or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $85.0 million (or its foreign currency equivalent) in the aggregate of Zscaler and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (a) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (b) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (a) and (b), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Zscaler by the Trustee or to Zscaler and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Zscaler or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are Zscaler’s senior unsecured obligations and rank senior in right of payment to all of Zscaler’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to all of Zscaler’s unsecured indebtedness that is not so subordinated; effectively junior to any of Zscaler’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

Copies of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On June 22, 2020, concurrently with the pricing of the Notes, and on June 23, 2020, concurrently with the Initial Purchasers’ exercise of their option to purchase additional Notes, Zscaler entered into capped call transactions with certain of the Initial Purchasers and/or their respective affiliates and other financial institutions (the “Option Counterparties”). The capped call transactions are generally expected to reduce the potential dilution to Zscaler’s common stock upon any conversion of Notes and/or offset any cash payments Zscaler is required to make in excess of the principal amount of converted Notes, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially equal to approximately $246.76 per share (which represents a premium of approximately 125% over the closing price of Zscaler’s common stock on June 22, 2020). The capped call transactions are separate transactions, entered into by Zscaler with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement (as defined below) in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of common stock.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

Purchase Agreement

On June 22, 2020, Zscaler entered into a purchase agreement with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), as amended on June 24, 2020 (the “Purchase Agreement”), relating to the sale by Zscaler of the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Zscaler also granted the Initial Purchasers an option to purchase, within a 13-day period from, and including, the initial issuance date of the Notes, up to an aggregate of $150.0 million additional principal amount of Notes. The Initial Purchasers exercised in full this option to purchase additional Notes on June 23, 2020. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Press Releases

On June 22, 2020, Zscaler issued a press release announcing the proposed Note offering. A copy of the press release is filed herewith as Exhibit 99.1.

On June 23, 2020, Zscaler issued a press release announcing the pricing of the Note offering. A copy of the press release is filed herewith as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K, including the press releases referenced herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning the capped call transactions and repurchase, redemption or early conversion of the notes and the anticipated use of proceeds from the offering and the timing of such events are forward-looking statements that involve a number of uncertainties and risks. Zscaler’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Zscaler’s filings with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed on June 3, 2020. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, and the press releases referenced herein, which are based on circumstances as of and information available to us on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 25, 2020, by and between Zscaler, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Note, representing Zscaler, Inc.’s 0.125% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions.

99.1	Press Release issued by Zscaler, Inc. on June 22, 2020.

99.2	Press Release issued by Zscaler, Inc. on June 23, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2020

Zscaler, Inc.

By:	/s/ Remo Canessa
Name:	Remo Canessa
Title:	Chief Financial Officer